Exhibit 21.0

UCBH Holdings, Inc. Subsidiaries

December 31, 2007

Subsidiary	State of Incorporation/Formation

Summit Bank Corporation Capital Trust I	Delaware
UCBH Capital Trust I	Delaware
UCBH Capital Trust II	Delaware
UCBH Capital Trust III	Delaware
UCBH Capital Trust IV	Delaware
UCBH Capital Trust V	Delaware
UCBH Capital Trust VI	Delaware
UCBH Capital Trust VII	Delaware
UCBH Capital Trust VIII	Delaware
UCBH Holdings Statutory Trust I	Connecticut
UCBH Holdings Statutory Trust II	Connecticut
United Commercial Bank	California

United Commercial Bank Subsidiaries
December 31, 2007

Subsidiary	State of Incorporation/Formation

California Canton International Bank (Cayman) Ltd.	Cayman Islands
Newston Investments, Inc.	Texas
SBGA California Investments, Inc.	California
UCB Community Development Enterprise, Inc.	California
UCB Investment Services, Inc.	California
UCB Asset Management, Inc.	Delaware
UCB Insurance Services, Inc.	California
UCB Securities Corporation	Washington
U.F. Service Corporation	California
United Commercial Bank Building Corporation (formerly known as Bank of Canton of California
Building Corporation)	California
United Commercial Bank (China) Limited (formerly known as Business Development Bank Ltd.)	California

SBGA California Investments, Inc.
December 31, 2007

Subsidiary	State of Incorporation/Formation

SBGA Investments, Inc.	Georgia